<PRE>              SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 and 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (date of earliest event reported):   February 1, 2001


                                U.S. ENERGY CORP.
--------------------------------------------------------------------------------
              Exact Name of Registrant as Specified in its Charter)


          Wyoming                     0-6814                     83-0205516
          -------                     ------                     ----------
(State or other jurisdiction       (Commission                (I.R.S. Employer
     of incorporation)               File No.)               Identification No.)

877 North 8th West, Riverton, WY                                   82501
-----------------------------------------------          -----------------------
(Address of Principal Executive Offices)                         (Zip Code)



       Registrant's telephone number, including area code: (307) 856-9271

                                 Not Applicable
--------------------------------------------------------------------------------
               (Former Name, Former Address or Former Fiscal Year,
                          if Changed From Last Report)



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     Item 4. Changes in Registrant's Certifying Accountant

     (a) During the previous ten years, Arthur Andersen, LLP of Denver, Colorado was engaged as the Independent Accountant to audit the Registrant's financial statements. Arthur Andersen LLP has reported on all fiscal years from May 31, 1990 through May 31, 2000, and assisted in management's review of the Registrant's financial statements for the quarters ended August 31, 2000 and November 30, 2000. On September 8, 2000, the Registrant's Board of Directors at the recommendation of its Audit Committee, ordered its Chief Financial Officer to seek bids from various accounting firms to conduct its annual audits.

     (I) On January 31, 2001, Arthur Andersen LLP was advised by the Registrant that it had been replaced.

     (II) Arthur Andersen LLP's audit reports for the last two fiscal years have not contained an adverse opinion or a disclaimer of opinion, and neither such report was qualified or modified as to uncertainty, audit scope, or accounting principles.

     (III) The decision to change accountants was made by the Board of Directors.

     (IV) During the two most recent fiscal years and during the interim period from May 31, 2000 to the date of this Report, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     (V) Not applicable.

     (b) On January 31, 2001, the Registrant engaged Grant Thornton LLP of Suite 1800, 1600 Broadway, Denver, Colorado 80202 as its new Independent Accountant, pursuant to the recommendation of the Audit Committee.

     Item 7. Financial Statements and Exhibits.

     (a) Financial statements of businesses acquired. Not applicable

     (b) Exhibits. The concurrence letter from Arthur Andersen LLP is filed as an exhibit to this Report.










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     SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           U.S.  ENERGY CORP.


Dated: February 2, 2001             By:    /s/ Daniel P. Svilar
                                           -------------------------------------
                                           Daniel P. Svilar, Assistant Secretary



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